Exhibit 5.2 August 21, 2025 NewtekOne, Inc. 4800 T-Rex Avenue, Suite 120 Boca Raton, FL 33431 Ladies and Gentlemen: I am Senior Counsel of NewtekOne, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-269452) filed under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on July 27, 2023 (such Registration Statement, as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated into the Registration Statement by reference, any information contained in a prospectus supplement relating to the Depositary Shares (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the Securities Act and deemed to be part of the Registration Statement at the time of its effectiveness pursuant to Rule 430B under the Securities Act, and any registration statement filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the “Registration Statement”) and the Prospectus Supplement (as defined below). The Registration Statement relates to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the base prospectus dated July 27, 2023, together with the information incorporated or deemed to be incorporated therein by reference (the “Base Prospectus”), and as may be set forth from time to time in one or more supplements to the Base Prospectus. This opinion letter is rendered in connection with the issuance and sale under the Securities Act of 2,000,000 depositary shares each representing a 1/40th interest (the “Depositary Shares”) in the Company’s 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.02 per share (the “Preferred Stock” and together with the Depositary Shares, the “Securities”), as described in (i) the Base Prospectus and (ii) the prospectus supplement, dated August 13, 2025, relating to the Securities (together with the Base Prospectus and together with the information and documents incorporated or deemed to be incorporated by reference therein, the “Prospectus Supplement”). All of the Securities are to be sold by the Company as described in the Registration Statement and the Prospectus Supplement. The Depositary Shares are issued pursuant to a deposit agreement, dated August 20, 2025 (the “Deposit Agreement”), among the Company and Equity Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts described therein, which Deposit Agreement was filed by the Company with the Commission as an exhibit to the Current Report on Form 8-K on the date hereof. As Senior Counsel of the Company, I have examined the originals or copies, certified or otherwise identified to my satisfaction as being true copies, of the following: (i) the Amended and Restated Articles of Incorporation (the “Articles”) of the Company (as amended by the Articles of Amendment to the Articles dated January 13, 2023, the Articles Supplementary to the Articles dated February 3, 2023, the Articles of Amendment to the Articles dated June 18, 2024 and the Articles Supplementary to the Articles dated August 19, 2025 (the “Articles Supplementary”)), certified as of the date hereof by an officer of the Company; (ii) the Amended Bylaws of the Company, certified as of the date hereof by an officer of the Company; (iii) The Deposit Agreement;

(iv) Resolutions adopted by the Board of Directors of the Company and the duly authorized committee thereof, relating to, among other things, (i) the preparation and filing of the Registration Statement, Preliminary Prospectus and Prospectus; (ii) the authorization, offering, issuance, and sale of the Preferred Stock and the Depositary Shares; and (iii) the authorization of the execution and delivery of the Underwriting Agreement, the Deposit Agreement and the Articles Supplementary, certified as of the date hereof by an officer of the Company; and (v) the Underwriting Agreement, dated September 9, 2024 by and between the Company and Morgan Stanley & Co. LLC, Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and UBS Securities LLC, as representatives of the several underwriters named in Exhibit A thereto (the “Underwriters”), relating to the issuance and sale of the Depositary Shares (the “Underwriting Agreement”); (vi) A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland on August 20, 2025 (“Maryland Certificate of Good Standing”). With respect to such examination and my opinion expressed herein, I have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to me for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials or officers of the Company have been properly issued, (vi) the accuracy and completeness of all corporate records made available to me by the Company and (vii) that the Deposit Agreement and the Underwriting Agreement are valid and legally binding obligations of the parties thereto (other than the Company). As to certain matters of fact relevant to the opinion in this opinion letter, I have relied on certificates and/or representations of officers of the Company. I have also relied on certificates and confirmations of public officials. I have not independently established the facts or, in the case of certificates or confirmations of public officials, the other statements, so relied upon. The opinions in this opinion letter are limited to the effect of the laws of the State of Maryland in effect on the date hereof and I express no opinion with respect to any other laws of the State of New York, the federal laws of the United States or the laws of any other jurisdiction. Without limiting the preceding sentence, I express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance or sale of the Securities. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind. Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions stated in this letter, it is my opinion that (i) based solely on the Maryland Certificate of Good Standing, the Company has been duly incorporated, and is validly existing as a corporation in good standing under the Maryland General Corporation Law, (ii) the Company has the corporate power to issue the Securities and (iii) the Securities have been duly authorized, executed, authenticated, issued and delivered, and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, the Securities will be validly issued, fully paid and nonassessable. The opinion expressed in this opinion letter is (i) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred; and (ii) only as of the date of this opinion letter, and I am under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to my attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

I hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K on the date hereof, to be filed with the Commission for incorporation by reference in the Registration Statement, and to the reference to me in the “Legal Matters” section in the Prospectus Supplement. I do not admit by giving this consent that I am in the category of persons whose consent is required under Section 7 of the Securities Act. Michael A. Schwartz may rely on this opinion for purposes of the legal opinion to be filed as Exhibit 5.1 to the Company’s Current Report on Form 8-K. Very truly yours, /s/ Robert Fraley Robert Fraley